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                                                                     EXHIBIT 3.7

                             AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                       TELEPORT COMMUNICATIONS GROUP INC.


                                   ARTICLE I

                                    OFFICES

     Section 1.1 Registered Office.  The registered office of the corporation in
                 -----------------
the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 1.2 Other Offices.  The corporation may also have an office or
                 -------------
offices at any other place or places within or without the State of Delaware as the Board of Directors of the corporation may from time to time determine or the business of the corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1 Annual Meetings.  The annual meeting of stockholders of the
                 ---------------
corporation for the election of directors of the corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date, and time as shall be fixed by the Board of Directors and designated in the notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.9 hereof.

     Section 2.2 Special Meetings.  Special meetings of stockholders for any
                 ----------------
purpose or purposes may be called by the President of the corporation and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of the Voting Stock, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. As used in these By-Laws, "Voting Stock" means, with respect to any annual or special meeting of the stockholders of the corporation, or with respect to any action to be taken by the stockholders of the corporation, all issued and outstanding shares of capital stock of the corporation entitled to
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vote at such meeting or with respect to such action, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

     Section 2.3 Notice of Meetings.
                 ------------------

     (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date, and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail to each holder of record of shares of the corporation's Voting Stock, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. If, prior to the time of mailing, the Secretary of the corporation shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

     (b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

     Section 2.4 Waiver of Notice.  Notice of any annual or special meeting of
                 ----------------
stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

     Section 2.5 Adjournments.  Whenever a meeting of stockholders, annual or
                 ------------
special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each holder of record of Voting Stock. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                                      -2-
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     Section 2.6 Quorum.  Except as otherwise provided by law or the Certificate
                 ------
of Incorporation of the corporation, the greater of (i) the holders of record of one-third of the issued and outstanding shares of capital stock of the corporation entitled to vote at such a meeting or (ii) a majority of the Voting Stock, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote at such meeting may adjourn the meeting from time to time in accordance with Section 2.5 hereof until a quorum shall be present in person or by proxy.

     Section 2.7 Voting. Except as otherwise provided by law, by the Certificate
                 ------
of Incorporation of the corporation or these By-laws, each stockholder shall be entitled to one vote for each share held of record by such stockholder. Except as otherwise provided by law or the Certificate of Incorporation of the corporation or these By-laws, when a quorum is present at any meeting of stockholders, the vote of the holders of record of a majority of the Voting Stock present in person or by proxy shall decide any question brought before such meeting.

     Section 2.8 Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board of Directors may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

     Section 2.9 Stockholders' Consent in Lieu of Meeting.  Any action required
                 ----------------------------------------
by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders or record of shares of the corporation's common stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the holders or record of all shares of the corporation's common stock entitled to vote thereon were present and voted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 General Powers.  The business and affairs of the corporation
                 --------------
shall be managed by the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation of the corporation or these By-laws directed or required to be exercised or done by stockholders.

                                      -3-
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         3.  Dividends.
             ---------

          a. Subject to subparagraph 3.b. of paragraph B of this Article IV, if and when dividends on the Class A Stock and Class B Stock are declared payable from time to time by the Board as provided in this subparagraph 3.a of paragraph B of Article IV, the holders of Class A Stock and the holders of Class B Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below.

          b. If at any time a distribution with respect to the Class A Stock or Class B Stock is to be paid in shares of Class A Stock, Class B Stock or any other securities of the Corporation or any other corporation, partnership, limited company, trust or legal entity ("Person") (hereinafter sometimes called a "share distribution"), such share distribution shall be declared and paid only as follows:

          (1) a share distribution consisting of Class A Stock (or securities of the Corporation (other than any class of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise ("Convertible Securities") that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock) to holders of Class A Stock and Class B Stock, on an equal per share basis; or consisting of shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) to holders of Class A Stock and Class B Stock, on an equal per share basis; or to holders of Class A Stock and, on an equal per share basis, shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) to holders of Class B Stock; and

          (2) a share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Class A Stock or Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock or Class B Stock), either on the basis of a distribution if identical securities, on an equal per share basis, to holders of Class A Stock and Class B Stock or on the basis of a distribution of one class or series of securities to holders of Class A Stock and another class or series of securities to Class B Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Class B Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the Class A Stock and the Class B Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Class A Stock and Class B Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

              As used herein, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries or such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.


          c. If the Corporation shall in any manner reclassify, subdivide or combine the outstanding shares of Class A Stock or Class B Stock, the outstanding shares of the other class of Common Stock shall be proportionally reclassified, subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class B Stock, as the case may be, that have been reclassified subdivided or combined.

          d. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Class A Stock or the Class B Stock as to dividends, the

                                       4
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purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except as provided by law.

     (d) Place of Meetings.  The Board of Directors may hold its meetings at
         -----------------
such place or places within or without the State of Delaware as the Board of Directors or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

     (e) Manner of Acting.
         ----------------

     (i) Except as otherwise provided in Section 3.6(e)(ii) and Section 3.6(e)(iii), all actions of the Board of Directors and committees thereof shall require the affirmative vote of a majority of the total number of directors comprising the Board of Directors or committee thereof or, in lieu of a meeting, by the unanimous written consent of the members of the Board of Directors or committee thereof.

     (ii) In the absence of a majority of all of the directors for any such meeting, a majority of the directors present at the meeting may adjourn such meeting from time to time until a majority of all of the directors shall be present.

     (f)  Organization.  At each meeting of the Board of Directors, one of the
          ------------
following shall act as chairman of the meeting and preside, in the following order of precedence:

     (i)  the Chairman;

     (ii)  the President;

     (iii)  any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

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     Section 3.7  Committees of the Board of Directors.
                  ------------------------------------

     (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation of the corporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or the revocation of a dissolution, or amending these By-laws.

     (b) Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when so requested by the Board of Directors.

     Section 3.8  Directors' Consent in Lieu of Meeting.  Any action required or
                  -------------------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors or such committee and such consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 3.9  Action by Means of Telephone or Similar Communications
                  ------------------------------------------------------
Equipment. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or

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similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 3.10 Compensation.  Unless otherwise restricted by the Certificate
                  ------------
of Incorporation of the corporation, the Board of Directors may determine the compensation of directors. In addition, as determined by the Board of Directors, directors may be reimbursed by the corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.1  Officers.  The officers of the corporation shall be the
                  --------
Chairman, the President, the Secretary and a Treasurer and may include one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

     Section 4.2  Authority and Duties.  All officers shall have such authority
                  --------------------
and perform such duties in the management of the corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board of Directors.

     Section 4.3  Term of Office, Resignation and Removal.
                  ---------------------------------------

     (a) Each officer shall be appointed by the Board of Directors and shall hold office for such term as may be determined by the Board of Directors. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his duties.

     (b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     (c) All officers and agents appointed by the Board of Directors shall be subject to removal, with or without cause, at any time by the Board of Directors.

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     Section 4.4  Vacancies.  Any vacancy occurring in any office of the
                  ---------
corporation, for any reason, shall be filled by action of the Board of Directors. Unless earlier removed pursuant to Section 4.3 hereof, any officer appointed by the Board of Directors to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board of Directors.

     Section 4.5  The Chairman.  The Chairman shall have the power to call
                  ------------
special meetings of stockholders, to call special meetings of the Board of Directors and, if present, to preside at all meetings of stockholders and all meetings of the Board of Directors. The Chairman shall perform all duties incident to the office of Chairman of the Board of Directors and all such other duties as may from time to time be assigned to him by the Board of Directors or these By-laws.

     Section 4.6  The President.  The President shall be the chief executive
                  -------------
officer of the corporation and shall have general and active management and control of the business and affairs of the corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board of Directors or these By-laws.

     Section 4.7  Vice Presidents.  Vice Presidents, if any, in order of their
                  ---------------
seniority or in any other order determined by the Board of Directors, shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

     Section 4.8  The Secretary.  The Secretary shall, to the extent
                  -------------
practicable, attend all meetings of the Board of Directors and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board of Directors when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board of Directors, shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the
 ---------
corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the corporation as the Board of Directors, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman or the President.

     Section 4.9  Assistant Secretaries.  Assistant Secretaries of the
                  ---------------------
corporation ("Assistant Secretaries"), if any, in order of their seniority or
              ---------------------
in any other order determined by the Board of Directors, shall generally assist the Secretary and perform such other duties as the Board of Directors or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

     Section 4.10  The Treasurer.  The Treasurer shall have the care and
                   -------------
custody of all the funds of the corporation and shall deposit such funds in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the corporation under the direction of the Board of Directors and the President. He shall keep a full and accurate account of all moneys received and paid on account of the corporation and shall render a statement of his accounts whenever the Board of Directors, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

     Section 4.11  Assistant Treasurers.  Assistant Treasurers of the
                   --------------------
corporation ("Assistant Treasurers"), if any, in order of their seniority or
              --------------------
in any other order determined by the Board of Directors, shall generally assist the Treasurer and perform such other duties as the Board of Directors or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE V

                       CHECKS, DRAFTS, NOTES AND PROXIES

     Section 5.1  Checks, Drafts and Notes.  All checks, drafts and other orders
                  ------------------------
for the payment of money, notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.

     Section 5.2  Execution of Proxies.  The Chairman or the President, or, in
                  --------------------
the absence or disability of both of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the

Board of Directors, shall be signed in the name of the corporation by the Chairman, the President or any Vice President.

                                   ARTICLE VI

                         SHARES AND TRANSFERS OF SHARES

     Section 6.1  Certificates Evidencing Shares.  Shares of the corporation's
                  ------------------------------
common stock shall be evidenced by certificates in such form or forms as shall be approved by the Board of Directors. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all the signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such officer had held such office on the date of issue.

     Section 6.2  Stock Ledger.  A stock ledger in one or more counterparts
                  ------------
shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares of the corporation's common stock evidenced by each certificate evidencing shares of the corporation's common stock issued by the corporation, the number of shares of the corporation's common stock evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of the corporation's common stock stand on the stock ledger of the corporation shall be deemed the owner and holder of record thereof for all purposes.

     Section 6.3  Transfers of Shares.  Registration of transfers of shares of
                  -------------------
the corporation's common stock shall be made only in the stock ledger of the corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares of the corporation's common stock properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the corporation may reasonably require.

     Section 6.4  Addresses of stockholders.  Each stockholder shall designate
                  -------------------------
to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the corporation or at the last known mailing address of such stockholder.

     Section 6.5  Lost, Destroyed and Mutilated Certificates.  Each holder of
                  ------------------------------------------
record of shares of the corporation's common stock shall promptly notify the corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any shares of the corporation's common stock of which he is the holder of record. The Board of Directors may, in its discretion, cause the corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board of Directors may, in its discretion, require the holder of record of the shares of the corporation's common stock evidenced by the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 6.6  Regulations.  The Board of Directors may make such other rules
                  -----------
and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares of the corporation's common stock.

     Section 6.7  Fixing Date for Determination of stockholders of Record.  In
                  -------------------------------------------------------
order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                      SEAL

     The Board of Directors may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the corporation, the year of its incorporation and the words "Corporate Seal Delaware".

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

                                 ARTICLE VIII

                                  FISCAL YEAR

     The fiscal year of the corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board of Directors.

                                   ARTICLE IX

                         INDEMNIFICATION AND INSURANCE

     Section 9.1  Indemnification.
                  ---------------

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section 9.1(a) and (b) of these By-laws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1(a) and (b) of these By-laws. Such determination shall be made (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, or (ii) if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the corporation.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (g) For purposes of this Article IX, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article IX.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.2  Insurance for Indemnification.  The corporation may purchase
                  -----------------------------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.


                                   ARTICLE X

                                  AMENDMENTS

     These By-laws may be altered, amended, or repealed or new By-laws may be adopted by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new By-laws is contained in the notice of such special meeting.